Exhibit 1.1

360 DigiTech, Inc.

Class A Ordinary Shares

(par value US$0.00001 per share)

________

International Underwriting Agreement

[●], 2022

Citigroup Global Markets Limited

33 Canada Square

Canary Wharf

London E14 5LB

United Kingdom (“CGML”)

China International Capital Corporation Hong Kong Securities Limited

29/F, One International Finance Centre

1 Harbour View Street

Central, Hong Kong (“CICC”)

CGML and CICC, collectively, as joint representatives (the “Joint Representatives”) of the several International Underwriters named in Schedule I-B hereto.

Citigroup Global Markets Asia Limited

50th Floor, Champion Tower

3 Garden Road

Central

Hong Kong (“CGMAL”)

CGMAL and CICC, collectively, as joint global coordinators (the “Joint Global Coordinators”) and on behalf of the several International Underwriters

Ladies and Gentlemen:

360 DigiTech, Inc., an exempted company with limited liability incorporated in the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the International Underwriters named in Schedule I-B hereto (the “International Underwriters”) or to the purchasers procured by the International Underwriters an aggregate of 4,980,000 shares (the “Firm Shares”) and, at the election of the International Underwriters, up to 830,000 additional shares (the “Optional Shares”) of Class A ordinary shares of US$0.00001 par value per share of the Company (“Shares”) to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars (the Firm Shares and the Optional Shares being collectively called the “International Offer Shares” and the offering and sale of the International Offer Shares is referred to as the “International Offering”).

The Company has entered into an agreement dated November 17, 2022 (the “Hong Kong Underwriting Agreement”) relating to the concurrent offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (“PRC”) of initially an aggregate of 560,000 Shares (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is herein referred to as the “Hong Kong Public Offering.” Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are referred to herein collectively as the “Underwriters” and this Agreement and the Hong Kong Underwriting Agreement are referred to herein collectively as the “Underwriting Agreements,” the International Offering and the Hong Kong Public Offering are referred to herein collectively as the “Global Offering,” and the International Offer Shares and the Hong Kong Offer Shares are referred to herein collectively as the “Offer Shares.” Capitalized terms used and not otherwise defined herein have the meanings given to them in the Hong Kong Underwriting Agreement. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

The International Offer Shares are being offered at a price of HK$[●] per Share (the “International Offer Price”) and the Hong Kong Offer Shares are being offered at a price of HK$[●] per Share (the “Hong Kong Offer Price”, collectively as the “Offer Price”), which is exclusive of the brokerage fee per Share of 1.0% of the International Offer Price, or the Hong Kong Offer Price, as the case may be (the “Brokerage”), a trading fee per Share of 0.005% of the International Offer Price, or the Hong Kong Offer Price, as the case may be (the “Trading Fee”) imposed by the SEHK, a transaction levy per Share of 0.0027% of the International Offer Price, or the Hong Kong Offer Price, as the case may be (the “SFC Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”) and a transaction levy per Share of 0.00015% of the International Offer Price, or the Hong Kong Offer Price, as the case may be (the “AFRC Transaction levy”) imposed by the Accounting and Financial Reporting Council of Hong Kong, in each case, payable by the purchasers of the International Offer Shares or the Hong Kong Offer Shares, as the case may be. The Brokerage with respect to the International Offer Shares shall be allocated and paid by the Settlement Agent (as defined below) to the Joint Representatives in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of each Joint Representative in Schedule I-B hereto. The Trading Fee, the SFC Transaction Levy and AFRC Transaction Levy are also payable by the Company with respect to the International Offer Shares or the Hong Kong Offer Shares, as the case may be. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

A prospectus dated November 18, 2022 (the “Hong Kong Prospectus”) has been prepared and used in connection with an offer by the Company for subscription of the Hong Kong Offer Shares in the Hong Kong Public Offering. The Company has made an application for listing the Shares on the Main Board of the SEHK, CGMAL and CICC are acting as the joint sponsors of the Company’s application for listing (the “Joint Sponsors”).

The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) an “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), on Form F-3 (File No. 333-268425) relating to the registration of the Shares. Such registration statement, and any post-effective amendment thereto, became effective on filing with the SEC. Such registration statement, at the time it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including the exhibits and any schedules thereto, the documents incorporated or deemed to be incorporated by reference therein and the documents otherwise deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is referred to herein as the “Registration Statement”; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offer Shares filed with the SEC pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the Basic Prospectus, as amended and supplemented immediately prior to the Time of Sale (as defined below), is hereinafter called the “Pricing Prospectus”; the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Offer Shares in the form first used to confirm sales of the Offer Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Registration Statement, Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offer Shares filed with the SEC pursuant to Rule 424(b) under the Securities Act and any documents filed under the U.S. Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder,, the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offer Shares is hereinafter called an “Issuer Free Writing Prospectus”; “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule II hereto. The Pricing Prospectus, as supplemented by any General Use Issuer Free Writing Prospectus(es) and other documents and information set forth in Schedule II to this Agreement, all considered together, are herein referred to collectively as the “General Disclosure Package.” As used herein, the “Time of Sale” means the time when sales of the International Offer Shares were first made, which for purposes of this Agreement is [●] [a.m.]/[p.m.] Hong Kong time on the date of this Agreement.

CGML and CICC shall act as the joint representatives of the International Underwriters for the International Offering (collectively, the “Joint Representatives” and each, a “Joint Representative”). CGMAL and CICC shall act as the joint global coordinators for the International Offering and the Hong Kong Public Offering (collectively, the “Joint Global Coordinators,” and each, a “Joint Global Coordinator”). CGMAL (in relation to the Hong Kong Public Offering only), CGML (in relation to the International Offering only), CICC, CCB International Capital Limited, Futu Securities International (Hong Kong) Limited and Tiger Brokers (HK) Global Limited shall act as the joint bookrunners for the International Offering and the Hong Kong Public Offering (collectively, the “Joint Bookrunners,” and each, a “Joint Bookrunner”), and CGMAL (in relation to the Hong Kong Public Offering only), CGML (in relation to the International Offering only), CICC, CCB International Capital Limited, Futu Securities International (Hong Kong) Limited, Tiger Brokers (HK) Global Limited and Livermore Holdings Limited shall act as the joint lead managers for the International Offering and the Hong Kong Public Offering (collectively, the “Joint Lead Managers” and each, a “Joint Lead Manager”). The International Underwriters hereunder and the Hong Kong Underwriters are simultaneously entering into an agreement (the “Agreement Between Syndicates”), which provides, among other things, that the Joint Representatives shall have the right, after consultation with the Company, to allocate Offer Shares between the International Offering and the Hong Kong Public Offering. The Company hereby acknowledges the appointment of the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners and the Joint Lead Managers by the International Underwriters and the Hong Kong Underwriters.

Reference is made to a stock borrowing agreement (the “Stock Borrowing Agreement”) between Splendid Tiger Limited (the “Lender”) and CGML (the “Borrower”), an affiliate of the Stabilizing Manager (as defined below) and acting as an agent of the Stabilizing Manager, dated on or around the date of this Agreement, pursuant to which the Lender has agreed to lend to the Borrower an aggregate of up to 830,000 Shares during the term of the Stock Borrowing Agreement to facilitate the settlement of over-allocations.

Capitalized terms used and not otherwise defined herein (including in the Schedules hereto) shall have the meanings set forth in the Hong Kong Underwriting Agreement. The terms “herein,” “hereof,” “hereto,” “hereunder,” “hereby,” “hereinafter” and similar terms, as used in this Agreement shall, in each case, refer to this Agreement as a whole and not to any particular section, subsection, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

1.         (a) Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the purchasers procured by the International Underwriters, or failing which, the several International Underwriters, and each of the International Underwriters, agrees, severally (and not jointly or jointly and severally), to procure purchasers for or, failing which, to purchase itself or through its Affiliates (as defined in Rule 405 under the Securities Act) from the Company, at the Offer Price, the number of Firm Shares set forth opposite such International Underwriter’s name in Schedule I-B hereto (subject to any reallocation by the Joint Representatives of Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 9 hereof).

(b)       In addition, the Company hereby grants to the several International Underwriters the option (the “Over-Allotment Option”), severally (and not jointly or jointly and severally), to procure purchasers for or, failing which, to purchase themselves or through their respective Affiliates all or a portion of the Optional Shares, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the International Underwriters shall have the right, severally (and not jointly or jointly and severally), to procure purchasers for or, failing which, to purchase themselves or through their respective Affiliates, ratably in accordance with the number of Firm Shares to be purchased by each of the International Underwriters (or through its Affiliates or the purchasers procured by it), all or a portion of the Optional Shares to cover, among other things, over-allocations made in connection with the offering of the Firm Shares, at the Offer Price. The Over-Allotment Option may be exercised by the Joint Representatives in their sole and absolute discretion on behalf of the several International Underwriters, by written notice substantially in the form set forth in Exhibit D hereto, to the Company, at any time and from time to time on or before the expiration of the period of 30 calendar days after the last day for the lodging of applications under the Hong Kong Public Offering (the “Option Expiration Date”). Any exercise notice shall specify the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, provided however, that, no such date and time of delivery of the Optional Shares shall be earlier than the First Time of Delivery (as defined in Section 2(a) hereof) nor, unless the Joint Representatives and the Company otherwise agree in writing, earlier than the second, or later than the tenth, business day after delivery of such notice of exercise. Upon any exercise of the Over-Allotment Option, the number of Optional Shares to be purchased by each International Underwriter shall be the number (subject to such adjustment as the Joint Representatives may determine to avoid fractional shares) which bears the same proportion to the total number of Optional Shares being purchased by the several International Underwriters pursuant to such exercise as the number of Firm Shares set forth opposite the name of such International Underwriter in Schedule I-B hereto bears to the total number of Firm Shares, subject to any reallocation by the Joint Representatives of the Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 9 hereof.

(c)       The Joint Representatives shall determine the manner and basis of allocation of the International Offer Shares after prior consultation with the Company. Upon authorization by the Joint Representatives of the release of the Firm Shares, the several International Underwriters propose to offer the Firm Shares for sale. The Company acknowledges and agrees that the sale of the International Offer Shares by such International Underwriter shall be made by it either as agent of the Company under applicable Laws to procure purchasers for the International Offer Shares (in which case the purchase obligation of such International Underwriter under subsection (a) of this Section 1 shall be reduced pro tanto) or, as principal to purchase itself or through its Affiliates the International Offer Shares, and, accordingly, the Company appoints the International Underwriters as agents under applicable Laws and confers on them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter selling International Offer Shares as agent of the Company pursuant to this subsection (c) and under applicable Laws will remain obligated to pay to the Company the aggregate Offer Price for such International Offer Shares as if such International Underwriters were purchasing such International Offer Shares as principal. In view of the foregoing, a purchase of International Offer Shares may include a subscription for International Offer Shares of the Company and a sale of International Offer Shares may include an allotment of International Offer Shares by the Company.

(d)       It is agreed and understood that pursuant to the Agreement Between Syndicates, under the direction of the Joint Representatives, if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents (i) 15 times or more but less than 50 times, (ii) 50 times or more but less than 100 times or (iii) 100 times or more of the number of the Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then the Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering, so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent approximately 30% (in the case of (i)), 40% (in the case of (ii)) and 50% (in the case of (iii)), respectively, of the total number of Offer Shares initially available under the Global Offering (before any exercise of the Over-Allotment Option). In each case (such reallocated Firm Shares being referred to herein as the “Reallocated Shares”), the number of Firm Shares available under the International Offering will be correspondingly reduced in such manner as the Joint Representatives, in their sole and absolute discretion, deem appropriate and in accordance with the Hong Kong Underwriting Agreement. The Reallocated Shares shall be delivered to investors in the Hong Kong Public Offering specified by the Joint Representatives in the same manner and at the same time as the Hong Kong Offer Shares originally included in the Hong Kong Public Offering. An amount equal to the underwriting commissions on the Reallocated Shares shall be withheld by the International Underwriters. For the avoidance of doubt, no underwriting commission shall be payable by the Company to the Hong Kong Underwriters on any of such Reallocated Shares. The International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares.

(e)       It is understood and agreed that, pursuant to the Hong Kong Underwriting Agreement and the Agreement Between Syndicates, the Joint Representatives, in their sole and absolute discretion, may (but shall have no obligation to) reallocate all or any of the unsold Hong Kong Offer Shares in the event of a Hong Kong Public Offering Under-Subscription from the Hong Kong Public Offering to the International Offering (the “Unsold Hong Kong Offer Shares”) to one or more of the International Underwriters in such amounts as the Joint Representatives may in their sole and absolute discretion determine, whereupon such International Underwriter will become obligated to purchase, at the Offer Price, the number of Unsold Hong Kong Offer Shares that are reallocated to such International Underwriter; provided, that such International Underwriter shall be entitled to receive an amount equal to the underwriting commissions corresponding to the amount of Unsold Hong Kong Offer Shares reallocated to it and no underwriting commission shall be payable by the Company to the Hong Kong Underwriters on any of the Unsold Hong Kong Offer Shares reallocated to the International Offering.

(f)       In consideration of the agreement of the Underwriters to purchase or procure purchasers for the Hong Kong Offer Shares and the International Offer Shares, the Company agrees to pay to the Joint Representatives (for themselves and on behalf of the Underwriters) an aggregate gross commission of [●]% of the aggregate International Offer Price in respect of the International Offer Shares and [●]% of the aggregate Hong Kong Offer Price in respect of the Hong Kong Offer Shares (which amount includes an incentive fee to be paid to the International Underwriters under this Agreement and to the Hong Kong Underwriters under Clause 6.2 of the Hong Kong Underwriting Agreement) (the “Underwriting Commission”). Without prejudice to the other terms in the engagement letter dated July 8, 2021 in respect of the Global Offering entered into among the Company and the Joint Sponsors (the “Engagement Letter”), the Sponsor Fee (as defined in the Engagement Letter) as well as the expenses (as referenced in the Engagement Letter) paid or payable by the Company shall not be deducted from the aggregate amount of the Underwriting Commission payable to the Joint Representatives (for themselves and on behalf of the Underwriters) in accordance with this Agreement. The Joint Representatives shall allocate the Underwriting Commission among all Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Shares set forth opposite the name of the relevant Underwriter in Schedule I-B hereto.

(g)       In connection with the Global Offering, Citigroup Global Markets Asia Limited (or any person acting for it), to the exclusion of all others, is expected to act as stabilizing manager (the “Stabilizing Manager”) in connection with the Global Offering and may (but with no obligation and not as agent for the Company) make purchases, over-allocate or effect transactions in the market or otherwise take such stabilizing action(s) with a view to supporting the market price of the Shares at a level higher than that which might otherwise prevail for a limited period after the Listing Date. The Stabilizing Manager may, in its sole and absolute discretion, appoint any person to be its agent for the purposes of taking any stabilization actions. Any such agent shall have the rights and authorities conferred upon the Stabilizing Manager pursuant to this subsection (g). Stabilization actions taken by the Stabilizing Manager or any person acting for it as its agent, if commenced, may be discontinued at any time at the sole and absolute discretion of the Stabilizing Manager. Each of the International Underwriters (other than the Stabilizing Manager or any person acting for it) hereby undertakes severally (and not jointly or jointly and severally) to each other party (including the Stabilizing Manager and the Joint Global Coordinators) to this Agreement that it will not take or cause or authorize any person to take, and shall cause its affiliates and/or agents not to take, directly or indirectly, any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company. Notwithstanding the terms in the Hong Kong Underwriting Agreement, all liabilities, expenses and losses arising from stabilization activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager shall be borne by the Joint Representatives in the same proportions, as nearly as maybe practicable, as the percentage of Firm Shares set forth opposite the name of the relevant Joint Representative in Schedule I-B hereto, and may be deducted from the commissions payable to the International Underwriters. Notwithstanding the terms in the Hong Kong Underwriting Agreement, all profits or gains arising from stabilizing activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager shall be for the respective accounts of the Joint Representatives in accordance with the same proportions, as nearly as maybe practicable, as the percentage of Firm Shares set forth opposite the name of the relevant Joint Representative in Schedule I-B hereto. The Company shall not be responsible for any liabilities, expenses and losses and shall not be entitled to any profit arising from stabilizing activities and transactions effected by the Stabilizing Manager.

(h)       [The Company shall bear the payment of any cost, trading fee, transaction levy chargeable in connection with or tax or any stamp duty arising from any allocation or transfer of shares borrowed under the Stock Borrowing Agreement by the Stabilizing Manager or any International Underwriter to investors under the International Offering.]

(i)       Any expenses incurred in connection with funding amounts payable to the Company at a Time of Delivery (including, for the avoidance of doubt, any intra-day funding costs attributable to Citigroup Global Markets Asia Limited as clearing bank) shall be borne by each of the International Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in Schedule I-B hereto.

2.        (a) The Company hereby appoints Citigroup Global Markets Limited as the settlement agent to the Global Offering (the “Settlement Agent”). The time and date of the delivery and payment as described in subsection (b) of this Section 2 shall be made, with respect to the Firm Shares, at or around [9:30] a.m., Hong Kong time, on November [29], 2022, or such other time and date as the Joint Representatives and the Company may agree upon in writing and, with respect to the Optional Shares as to which the Over-Allotment Option has been exercised, at or around [9:30] a.m., Hong Kong time, on the date specified by the Joint Representatives in the written notice given by the Joint Representatives of the International Underwriters’ election to purchase such Optional Shares, or such other time and date as the Joint Representatives and the Company may agree upon in writing. Such time and date for delivery of and payment for the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of and payment for the Optional Shares, if not the First Time of Delivery, is herein called the “Additional Time of Delivery,” and each such time and date for delivery and payment is herein called a “Time of Delivery.”

(b)       The International Offer Shares to be purchased by purchasers procured by the several International Underwriters or, failing which, each International Underwriter hereunder (including any Unsold Hong Kong Offer Shares reallocated to the International Offering to such International Underwriter pursuant to Section 1(e) hereof) shall be delivered by or on behalf of the Company to the Settlement Agent, in definitive form and in such authorized denominations and registered in such names as the Settlement Agent may on behalf of such International Underwriter request by at least two business days’ notice to the Company prior to each Time of Delivery, for dispatch or release to the purchasers of such International Offer Shares or, as the case may be, through the facilities of the Hong Kong Securities Clearing Company Limited (“HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (“CCASS”) as designated by the Settlement Agent (on behalf of the International Underwriters), against payment by or on behalf of such International Underwriter of the International Offer Shares therefor by wire transfer (same day) in Hong Kong dollars in immediately available funds to such account or accounts designated by the Company prior to such Time of Delivery. The Company will cause the certificates representing the International Offer Shares, as applicable, to be made available for checking with respect thereto at the offices of Computershare Hong Kong Investor Services Limited at least 24 hours prior to each Time of Delivery.

(c)       It is understood and agreed by the parties hereto that no delivery or transfer of International Offer Shares to be purchased and sold hereunder at a Time of Delivery shall be effective until and unless (i) payment therefor has been made pursuant hereto and (ii) each of CCASS and the Company shall have furnished or caused to be furnished to the Joint Representatives, on behalf of the International Underwriters, at such Time of Delivery, certificates and other evidence satisfactory to the Joint Representatives of such delivery or transfer of International Offer Shares.

(d)       Except as otherwise agreed in writing by the Company and the Joint Representatives, at the First Time of Delivery, the Settlement Agent shall be entitled to deduct, on behalf of the Underwriters, from the amounts payable to the Company hereunder at such First Time of Delivery (i) the Underwriting Commission payable to the Underwriters in accordance with Section 1(f) hereof, PLUS (ii) the aggregate amounts of the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy payable by the Company on the sale of the Firm Shares (including any Unsold Hong Kong Offer Shares reallocated to the International Offering pursuant to Section 1(e) hereof but excluding any Optional Shares), which the Settlement Agent will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, (iii) the aggregate amount of the Brokerage payable by purchasers of the International Offer Shares (including all Optional Shares), and (iv) the amounts payable by the Company to the Joint Representatives (for themselves and on behalf of the Underwriters) pursuant to Section 6 hereof (for the avoidance of doubt, including such amounts to be paid by the Company as reimbursement to the Joint Representatives and excluding any such amounts paid or to be paid by the Company directly to third parties), each subject to a breakdown of such fees, disbursements and expenses being provided and approved by the Company. The Settlement Agent shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy payable by purchasers of the Firm Shares (including any Unsold Hong Kong Offer Shares reallocated to the International Offering pursuant to Section 1(e) hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. The Settlement Agent shall arrange payment to relevant parties of their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party within a period as separately agreed between the Joint Representatives and the International Underwriters. The Company hereby acknowledges and agrees that the Joint Representatives will be entitled to retain the aggregate amount of the Brokerage payable by purchasers of the International Offer Shares (including any Unsold Hong Kong Offer Shares reallocated to the International Offering pursuant to Section 1(e) hereof), which will be allocated among the Joint Representatives in the same proportion as the percentage of Firm Shares (subject to adjustment) set forth opposite the name of each Joint Representative in Schedule I-B hereto.

(e)       At each Additional Time of Delivery, the Settlement Agent shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such Additional Time of Delivery (i) the Underwriting Commission in respect of the Optional Shares (to the extent the Over-Allotment Option is exercised) payable to the International Underwriters pursuant to Section 1 hereof, and (ii) the aggregate amounts of the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy payable by the Company on the sale of the Optional Shares, which the Settlement Agent will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto. The Settlement Agent shall, on behalf of the International Underwriters, but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy payable by purchasers of the Optional Shares, pay, or cause to be paid, such amounts to the persons entitled thereto. The Settlement Agent shall arrange payment to relevant parties of their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party within a period as separately agreed between the Joint Representatives and the International Underwriters.

(f)       The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Offer Shares, will be delivered at the offices of Kirkland & Ellis, 26th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong (the “Closing Location”). A meeting will be held at the Closing Location at [8] p.m., Hong Kong time, on the Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

3.        The Company represents and warrants to, and agrees with, each of the Joint Representatives, the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters the terms as set forth in Schedule III hereto. Each of such representations and warranties is made on the date hereof and deemed to be repeated as of the Time of Sale and at each Time of Delivery unless otherwise specifically set forth herein with reference to the facts and circumstances then subsisting.

4.        The Company agrees with each of the International Underwriters:

(a)       To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the SEC’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus, or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other materials required to be filed by the Company with the SEC pursuant to Rule 433(d) under the Securities Act; to file promptly all reports required to be filed by the Company with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offer Shares; to advise you, promptly after it receives notice thereof, of (i) the issuance by the SEC of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Offer Shares, (ii) any notice of objection by the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (iii) any suspension of the qualification of the Offer Shares for offering or sale in any jurisdiction, (iv) the initiation or threatening of any proceeding for any such purpose or (v) any request by the SEC to amend or supplement the Registration Statement or the Prospectus or for additional information;

(b)       In the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offer Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(c)       If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(d)       If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Offer Shares remain unsold by the International Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offer Shares, in a form reasonably satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Offer Shares, in a form reasonably satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offer Shares to continue as contemplated in the expired registration statement relating to the Offer Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(e)       Promptly from time to time to take such action as you may request to reasonably qualify the Offer Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(f)       Not later than the SEC’s close of business on the second business day following the execution and delivery of this Agreement, to furnish the International Underwriters with written and electronic copies of the Prospectus in such quantities as you may reasonably request and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offer Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each International Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any International Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Offer Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such International Underwriter, to prepare and deliver to such International Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(g)       To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Group complying with Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder (including, at the option of the Company, Rule 158);

(h)       Except for (i) the issue, offer and sale of the Offer Shares pursuant to the Global Offering (including pursuant to Over-Allotment Option), (ii) the conversion of Class B ordinary shares to Class A ordinary shares upon the completion of the Global Offering; (iii) the grant or issue of securities pursuant to the terms of the Share Incentive Plans, including the effect of one or more bulk issuances of Shares, or ADSs upon deposit of Shares with the Company’s depository bank, and delivered to the Company’s brokerage accounts existing on the date of this Agreement, in contemplation of future issuance under the Share Incentive Plans existing on the date of this Agreement, (iv) any capitalization issue, capital reduction or consolidation or sub-division of the Class A ordinary shares, and (v) any repurchase of securities pursuant to any share repurchase programs existing on the date of the Hong Kong Underwriting Agreement, during the period commencing on the date of the Hong Kong Underwriting Agreement and ending on, and including, the date that is 90 days after the Price Determination Date (the “Lock-up Period”), the Company hereby undertakes to each of the Joint Representatives, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters not to, without the prior written consent of the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors (for themselves and on behalf of the International Underwriters) and unless in compliance with the requirements of the Listing Rules (as defined below in this Agreement),

(1)       offer, allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, mortgage, charge, pledge, hypothecate, lend, grant or sell any option, warrant, contract or right to subscribe for or purchase, grant or purchase any option, warrant, contract or right to allot, issue or sell, or otherwise transfer or dispose of or create an Encumbrance over, or agree to transfer or dispose of or create an Encumbrance over, either directly or indirectly, conditionally or unconditionally, any Class A ordinary shares or ADSs or other securities of the Company, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any Class A ordinary shares or ADSs or other securities of the Company or any interest in any of the foregoing), or deposit any Class A ordinary shares or ADSs or other securities of the Company, with a depositary in connection with the issue of depositary receipts; or

(2)       enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Class A ordinary shares or ADSs or other securities of the Company, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any Class A ordinary shares or ADSs or other securities of the Company or any interest in any of the foregoing);or

(3)       enter into any transaction with the same economic effect as any transaction specified in clause (1) or (2) above; or

(4)       offer to or contract to or agree to or announce any intention to effect any transaction specified in clause (1) or (2) above,

in each case, whether any of the transactions specified in (1), (2) or (3) above is to be settled by delivery of Class A ordinary shares or ADSs or other securities of the Company, or in cash or otherwise (whether or not the issue of such Class A ordinary shares or ADSs or other shares or securities will be completed within the Lock-up Period).

(i)       To pay the required SEC filing fees relating to the Offer Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(j)       To use the net proceeds received by it from the sale of the Offer Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(k)       To have the Offer Shares approved for listing on the SEHK by the First Time of Delivery and to use its best endeavors to procure that it will maintain such listing for and will refrain from taking any action that could jeopardize the listing status of, the Class A ordinary shares on the SEHK, and comply with the Listing Rules (as defined below in this Agreement) and all requirements of the SEHK and the SFC, for at least one year after all of the conditions hereunder have been fulfilled (or waived), except following a withdrawal of such listing which has been approved by the shareholders of the Company in accordance with the Listing Rules;

(l)        Upon request of any International Underwriter, to furnish, or cause to be furnished, to such International Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such International Underwriter for the purpose of facilitating the online offering of the Offer Shares (the “Issuer License”); provided, however, that the Issuer License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m)       To comply with The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (amended from time to time) and the listing decisions, guidelines and other requirements of the SEHK (the “Listing Rules”) and/or any other applicable laws, including filing such relevant reports, documents, agreements and other information which may from time to time be required to be so filed by applicable Laws to be so filed because the Offer Shares are outstanding;

(n)       To maintain accounting and management systems, and internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures, that are appropriate and sufficient (A) to satisfy the obligations of the Company and its directors to comply with the Listing Rules and other legal and regulatory requirements, in particular the financial reporting, disclosure of inside information and notifiable and connected transaction requirements and (B) to allow a proper assessment of the financial position and prospects of the Company, both before and after listing on the SEHK;

(o)       To ensure that any issues identified and as disclosed in any internal control report prepared by the Internal Controls Consultant have been, are being or will promptly be rectified or improved in accordance with the recommendations set out in the report;

(p)       Prior to each Time of Delivery, to, and to cause all other parties acting on its or their behalf to, issue no press announcement, press release or other communication directly or indirectly and hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets or liabilities of the Company, or the offering of the Offer Shares, without the prior approval of the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters);

(q)       For so long as the Shares are outstanding, to file with the SEHK, the SFC and any other relevant governmental authority in Hong Kong and other relevant jurisdictions, such relevant reports, documents, agreements and other information which may from time to time be required by applicable laws to be so filed because the Shares are outstanding;

(r)       Not to be or become, at any time prior to the expiration of one year after the latest Time of Delivery, an investment company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended;

(s)       Not to, and to cause any of its directors, officers, employees, affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, use, directly or indirectly, the proceeds from the sale of the Offer Shares for any purpose or activity that would cause any person participating in the Global Offering, including, without limitation, the International Underwriters, to be in violation of Sanctions;

(t)       Not to, and to cause any of the Company and/or any member of the Group, and/or any of their respective substantial shareholders, directors, officers, employees, affiliates and/or agents not to (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company or any member of the Group that is not, or is not reasonably expected to be, included in each of the General Disclosure Package and the Prospectus or publicly available, to any research analyst at any time up to and including the fortieth day immediately following the Price Determination Date;

(u)       Not to, and to cause its affiliates or any person acting on its or their behalf (other than the International Underwriters and their respective affiliates) not to, distribute prior to the latest Time of Delivery any offering material in connection with the offer and sale of the International Offer Shares other than the General Disclosure Package and the Prospectus and any General Use Issuer Free Writing Prospectus approved by the Joint Representatives;

(v)       Until the Joint Representatives have notified the Company of the completion of the distribution of the International Offer Shares, not to, and to cause any of its directors, officers, employees, affiliates, agents or any persons acting on its behalf or on behalf of any of foregoing persons not to, either alone or with one or more other persons, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares, provided, however, that nothing in clauses (A) and (B) above will prevent the Stabilizing Manager from engaging in transactions to stabilize the market price of the Offer Shares to the extent permitted by Laws;

(w)       Not to, and to cause any of its directors, officers, employees, affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, (A) take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise, (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) take or omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise; for the avoidance of doubt, the Stabilizing Manager may engage in transactions which stabilize the market price of the Offer Shares to the extent permitted by Laws;

(x)       Prior to the completion of the Global Offering as notified by the Joint Representatives, without prior approval by the Joint Representatives, not to, (A) enter into or assume or otherwise agree to be bound by any contract or agreement, (B) incur, assume or acquire or otherwise agree to become subject to any liability, (C) acquire or dispose of or agree to acquire or dispose of any business or assets, which in each case would, or could reasonably be expected to, materially and adversely affect the Global Offering or result in a Material Adverse Effect.

(y)       To do and perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein;

(z)       Subject to any waiver granted by the SEHK, to procure that no connected person (as defined in the Listing Rules) of the Company will itself (or through a company controlled by it) apply for the International Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules and having obtained confirmation to that effect, and if the Company shall become aware of any application or indication of interest for the International Offer Shares by any connected person, controlled company or nominee, it shall forthwith notify the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters);

(aa)     To indemnify and hold each of the Joint Representatives, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters and their respective affiliates harmless against any documentary, stamp or similar issuance or transfer taxes and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong or the United States or any other jurisdiction which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares as contemplated in each of the General Disclosure Package and the Prospectus and the execution and delivery of this Agreement, and to indemnify and hold each of the Joint Representatives, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters and their respective affiliates harmless against the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy, if any, which may be required to be paid in connection with the offer and sale of the Offer Shares and the listing of the Shares on the SEHK (except where such International Underwriters purchase Offer Shares for their investment accounts).

5.

(a)       The Company represents and agrees that, without the prior consent of the Joint Representatives, it has not made and will not make any offer relating to the Offer Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each International Underwriter represents and agrees that, without the prior consent of the Company and the Joint Representatives, it has not made and will not make any offer relating to the Offer Shares that would constitute a free writing prospectus required to be filed with the SEC; any such free writing prospectus the use of which has been consented to by the Company and the Joint Representatives is listed on Schedule II hereto;

(b)       The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the SEC or retention where required and legending; and

(c)       The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Joint Representatives and, if requested by the Joint Representatives, will prepare and furnish without charge to each International Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation, warranty and undertaking shall not apply to any statements or omissions contained in any Issuer Free Writing Prospectus made in reliance upon and in conformity with the International Underwriter Information (as defined below).

6.	The Company covenants and agrees with the several International Underwriters, to pay or cause to be paid the following:

6.1.	fees, disbursements and expenses of the Reporting Accountants;

6.2.	fees, disbursements and expenses of the Hong Kong Share Registrar and the White Form eIPO Service Provider;

6.3.	fees, disbursements and expenses of all legal advisers to the Company and the fees and expenses of all legal advisers to the Underwriters;

6.4.	fees, disbursements and expenses of the Industry Consultant;

6.5.	fees, disbursements and expenses of the Internal Control Consultant;

6.6.	fees, disbursements and expenses of any public relations consultants;

6.7.	fees, disbursements and expenses of the Receiving Banks and the Nominee;

6.8.	fees, disbursements and expenses of other agents and advisers of the Company relating to the Global Offering;

6.9.	fees, disbursements and expenses related to the application for listing of the Offer Shares on the SEHK, the filing or registration of any documents with any relevant Authority and the qualification of the Offer Shares in any jurisdiction;

6.10.	[fees, disbursements and expenses related to stock borrowing and other stabilization related activities;]

6.11.	all costs and expenses for roadshow (including but not limited to pre-deal or non-deal roadshow, NetRoadshow or investor education), presentations or meetings undertaken in connection with the marketing of the offering and sale of the Offer Shares to prospective investors, including the fees and expenses of any roadshow coordinator or any consultant engaged by the Company in connection with the road show presentation and other fees and expenses incurred by the Company, the Joint Global Coordinators, the International Underwriters and any such consultants;

6.12.	all printing and translation costs (included within all fees and expenses of the financial printer retained for the Global Offering);

6.13.	all costs of preparation, printing, despatch, filing and distribution of the Offering Documents and PHIP (where applicable) in all relevant jurisdictions, and all amendments and supplements thereto;

6.14.	all costs and expenses of conducting any public relations activities relating to the Global Offering;

6.15.	all costs of preparation, printing, despatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

6.16.	fees and expenses relating to the registration of the Hong Kong Public Offering Documents and any amendments and supplements thereto with any Authority, including, without limitation, the Registrar of Companies in Hong Kong;

6.17.	the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy by the Company, and all capital duty (if any), premium duty (if any) and any other fees, charges, expenses, Taxes and levies payable, in respect of the creation, issue, sale and delivery of the Offer Shares;

6.18.	all costs and expenses related to the preparation and launching of the Global Offering;

6.19.	fees and expenses related to company searches, litigation searches, bankruptcy and insolvency searches and directorship searches in connection with the Global Offering which were previously approved by the Company in writing;

6.20.	all CCASS transaction fees payable in connection with the Global Offering; and

6.21.	all traveling, accommodation, telecommunications, postage and other out-of-pocket expenses incurred by the Joint Representatives, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the International Underwriters of any of them or on their or its behalf under this Agreement or in connection with the International Offering, or incidental to the performance of the obligations of the Company in accordance with this Agreement which are not otherwise specifically provided for in this Clause 6, shall be borne by the Company, and the Company shall pay or cause to be paid all such costs, expenses, fees, charges and Taxation incurred in connection with the listing of the Class A ordinary shares on the Stock Exchange including, without limitation, Brokerage, Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy payable by the Company and any stamp or capital duty or other similar tax arising from the creation, issue and allotment or sale of Offer Shares pursuant to the Global Offering.

7.       The obligations of the International Underwriters hereunder, as to the Offer Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Sale and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed and the following additional conditions:

(a)	The Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 4(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC and no notice of objection by the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to your reasonable satisfaction;

(b)	Kirkland & Ellis, counsel for the International Underwriters as to Hong Kong laws, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)	Kirkland & Ellis, counsel for the International Underwriters as to U.S. laws, shall have furnished to you such written opinion or opinions, and Rule 10b-5 disclosure letters, each dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)	Jingtian & Gongcheng, counsel for the International Underwriters as to PRC laws, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(e)	Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company as to U.S. laws, shall have furnished to you their written opinion or opinions, including Rule 10b-5 disclosure letters, each dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(f)	Skadden, Arps, Slate, Meagher & Flom, counsel for the Company as to Hong Kong laws, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(g)	Commerce & Finance Law Offices, counsel for the Company as to PRC laws, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(h)	Maples and Calder (Hong Kong) LLP, counsel for the Company as to Cayman Islands law, shall have furnished to you their written opinion or opinions, on and dated the date of the Hong Kong Prospectus and the Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(i)	Deloitte Touche Tohmatsu shall have furnished to you comfort letters dated, respectively, the date of the Hong Kong Prospectus, the date of this Agreement and each Time of Delivery, in form and substance satisfactory to you, which letters shall cover, without limitation, the various financial disclosures contained in or incorporated by reference in each of the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus;

(j)	The Company shall have furnished to you a certificate of its chief executive officer, dated such Time of Delivery, as the case may be, with executed originals for you and substantially in the form set forth in Exhibit A hereto;

(k)	The Company shall have furnished to you a certificate of its chief financial officer, dated such Time of Delivery, as the case may be, regarding non-comforted data identified in each of the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus, with executed originals for you and substantially in the form set forth in Exhibit B hereto;

(l)	The Company shall have furnished to you a certificate of its officer, dated such Time of Delivery, as the case may be, with executed originals for you and in the form set forth substantially in Exhibit C hereto;

(m)	[(i) Neither the Company nor any other member of the Group shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood, pandemic or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any material adverse change in the share capital or long term debt of the Company or any other member of the Group, taken as a whole, or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and other members of the Group, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Offer Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus];

(n)	On or after the Time of Sale, the Company does not have and will not have any debt securities outstanding that are rated by any “nationally recognized statistical rating organization”, as that term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act;

(o)	On or after the Time of Sale, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on, as the case may be, any of the Nasdaq Stock Market, the New York Stock Exchange, the American Stock Exchange, The Stock Exchange of Hong Kong Limited, or other relevant exchanges; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Select Market; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities, or Hong Kong or PRC authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, Hong Kong, Cayman Islands or the PRC; (iv) the imposition of the proposal of exchange controls by any governmental authority in Hong Kong or the PRC; (v) the outbreak or escalation of hostilities involving the United States or the PRC or the declaration by the United States or the PRC of a national emergency or war; or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Hong Kong, or the PRC, if the effect of any such event specified in clause (v) or (vi) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(p)	The Company shall have complied with the provisions of Section 4(f) hereof with respect to the furnishing of prospectuses within the prescribed time period following the execution and delivery of this Agreement;

(q)	The Company shall have obtained approval from the SEHK granting the listing of, and permission to deal in, the Shares on the SEHK, and such approval shall not have been revoked, suspended or modified;

(a)	The Lender shall have entered into the Stock Borrowing Agreement as of the date hereof, and the Borrower shall have received executed copies thereof;

(b)	The Hong Kong Underwriting Agreement shall have been executed by the parties thereto, become unconditional (except with respect to the unconditionally of this Agreement) and not have been terminated or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially concurrently with the closing contemplated hereunder; and

(c)	Each party set forth in Schedule IV attached hereto shall have entered into a letter agreement (each a “Lock-Up Agreement”) substantially in the form set forth in Exhibit F hereto.

8.         [(a) The Company will indemnify and hold harmless each International Underwriter, their respective Affiliates, agents, associates, delegates, directors, officers, employees, head offices (including branches thereof), partners, subsidiaries, and any person who controls any such International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each an “Indemnified Party”), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Securities Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the International Underwriter Information].

(b)       [Each International Underwriter, severally (and not jointly or jointly and severally), will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which the Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the International Underwriter Information; and will reimburse such underwriter Indemnified Party for any legal or other expenses reasonably incurred by the Underwriter Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. As used in this Agreement with respect to an International Underwriter and an applicable document, “International Underwriter Information” shall mean the written information furnished to the Company by such International Underwriter through the Joint Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any International Underwriter consists only of the name and address of such International Underwriter appearing in the Registration Statement, the General Disclosure Package and the Prospectus].

(c)       Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)       If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Underwriters on the other from the offering of the International Offer Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the International Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the International Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the provisions of this subsection (d), no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the International Offer Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)       In the event that any award, order or judgment given or made in relation to any amount due hereunder to the International Underwriters or any other Indemnified Party entitled to seek indemnity against the Company hereunder that is expressed and paid in a currency (the “relevant currency”) other than United States dollars, the Company will, jointly and severally, indemnify each International Underwriter or such other Indemnified Party against any loss incurred by such International Underwriter or such other Indemnified Party as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the relevant currency for the purpose of obtaining or enforcing such award, order or judgment and (b) the rate of exchange at which such International Underwriter or other Indemnified Party is able to purchase United States dollars with the amount of the relevant currency actually received by such International Underwriter or other Indemnified Party. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such award, order or judgment as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

9.        (a) If any International Underwriter shall default in its obligation to purchase the International Offer Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such International Offer Shares on the terms contained herein. If within thirty-six hours after such default by any International Underwriter you do not arrange for the purchase of such International Offer Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such International Offer Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such International Offer Shares, or the Company notifies you that it has so arranged for the purchase of such International Offer Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “International Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such International Offer Shares.

(b)       If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or International Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such International Offer Shares which remains unpurchased does not exceed 10% of the aggregate number of all the International Offer Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting International Underwriter to purchase the number of shares which such International Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting International Underwriter to purchase its pro rata share (based on the number of International Offer Shares which such International Underwriter agreed to purchase hereunder) of the International Offer Shares of such defaulting International Underwriter or International Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or International Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such International Offer Shares which remains unpurchased exceeds 10% of the aggregate number of all the International Offer Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting International Underwriters to purchase International Offer Shares of a defaulting International Underwriter or International Underwriters, then this Agreement (or, with respect to each Additional Time of Delivery, the obligations of the International Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting International Underwriter or the Company, except for the expenses to be borne by the Company and the International Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

10.       The respective indemnities, agreements, representations, warranties and other statements of the Company and the several International Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any International Underwriter or any controlling person of any International Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Offer Shares.

11.       If this Agreement shall be terminated pursuant to Section 9 hereof, or as a result of the termination of the Hong Kong Underwriting Agreement, the Company shall not be under any liability to any International Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any International Offer Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the International Underwriters through the Joint Representatives for all out of pocket expenses approved in writing by the Company, including fees and disbursements of counsel, reasonably incurred by the International Underwriters in making preparations for the purchase, sale and delivery of the International Offer Shares not so delivered, but the Company shall then be under no further liability to any International Underwriter except as provided in Sections 6 and 8 hereof.

12.       In all dealings hereunder, the Joint Representatives shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the International Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives to CGML at 33 Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention: Project Enabler, email: ProjectEnabler2021.AP@citi.com; CICC at 29/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong, Attention: Project Enabler, email: IB_Enabler@cicc.com.cn; ECM_Enabler@cicc.com.cn; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to 7/F, Lujiazui Finance Plaza, No.1217 Dongfang Road, Pudong New Area, Shanghai, Attention: Project Enabler, email: alex_xu@360shuke.com. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the International Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the International Underwriters to properly identify their respective clients.

13.       This Agreement shall be binding upon, and inure solely to the benefit of, the International Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any International Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the International Offer Shares from any International Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.       Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the SEC’s office in Washington, D.C. in the United States of America is open for business and the term “Hong Kong Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Hong Kong are generally authorized or obligated by law or executive order to close.

15.       The Company acknowledges and agrees that (i) the purchase and sale of the International Offer Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several International Underwriters, on the other hand (ii) in connection therewith and with the process leading to such transaction each International Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no International Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such International Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the International Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16.       This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the International Underwriters, or any of them, with respect to the subject matter hereof.

17.       This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts. The Company irrevocably waives and agrees not to claim any immunity (sovereign or otherwise) to which it may otherwise be or become entitled in any action or proceeding brought in any New York courts or in any other courts.

The Company irrevocably appointed Cogency Global Inc. as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and written notice of said service to the Company by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The Company and each of the International Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.       This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

19.       Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the International Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

20.       All payments to be made by the Company under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxation imposed by any authority and all interest, additions to tax, penalties or similar liabilities with respect thereto, save for any deduction or withholding required by law. If any taxation is required by law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payments as agreed herein is received by the Joint Representatives, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the International Underwriters. For the avoidance of doubt, no such additional amount(s) will be payable pursuant to this paragraph on account of (i) any income taxes or other taxes imposed on an International Underwriter as a result of such International Underwriter having a connection with the relevant taxing jurisdiction other than a connection arising solely as a result of the transactions contemplated hereunder; or (ii) any taxes to the extent imposed as a result of the failure of an International Underwriter to timely provide information or certification as reasonably requested by the Company that would have reduced or eliminated such taxes.

21.       Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any International Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such International Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b)       In the event that any International Underwriter that is a Covered Entity or a BHC Act Affiliate of such International Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

(c)       As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.       Notwithstanding and to the exclusion of any other term of this Agreement or any other agreement, arrangement or understanding between the parties to this Agreement, each of the BRRD Counterparties and the UK Bail-in Counterparties acknowledges and accepts that a BRRD Liability or a UK Bail-in Liability (as the case may be) arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority or the UK Bail-in Powers by the relevant UK resolution authority (as the case may be) and acknowledges, accepts and agrees to be bound by:

(a)       the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the relevant BRRD Party to the relevant BRRD Counterparty or of the UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the relevant UK Bail-in Party to the relevant UK Bail-in Counterparty (as the case may be) under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)       the reduction of all, or a portion, of the BRRD Liability or the UK Bail-in Liability (as the case may be) or outstanding amounts due thereon;

(ii)       the conversion of all, or a portion, of the BRRD Liability or the UK Bail-in Liability (as the case may be) into shares, other securities or other obligations of the relevant BRRD Party or the UK Bail-in Party or another person, and the issue to or conferral on the relevant BRRD Counterparty or the UK Bail-in Counterparty (as the case may be) of such shares, securities or obligations;

(iii)       the cancellation of the BRRD Liability or the UK Bail-in Liability (as the case may be); and

(iv)       the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)       the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, or the relevant UK resolution authority (as the case may be), to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority, or the UK Bail-in Powers by the relevant UK resolution authority(as the case may be).

(c)       As used in this section:

“Bail-In Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-In Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Counterparty” means any party to this Agreement to whom any BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Party” means the relevant International Underwriter to which the BRRD applies;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time;

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Party;

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised;

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability;

“UK Bail-in Party” means the relevant International Underwriter subject to UK Bail-in Powers;

“UK Bail-in Counterparty” means any party to this Agreement to whom any UK Bail-in Party owes a UK Bail-in Liability under or in connection with this Agreement from time to time.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the International Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the International Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the International Underwriters is pursuant to the authority set forth in a form of Agreement among International Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature pages to follow]

Very truly yours,

360 DigiTech, Inc.

By:
Name:
Title:

[Signature Page to International Underwriting Agreement]

Accepted and agreed to as of the date first written above, for itself and on behalf of each of the several International Underwriters

Citigroup Global Markets Asia Limited

By:
Name:
Title:

[Signature Page to International Underwriting Agreement]

Accepted as of the date first written above.

For and on behalf of

Citigroup Global Markets Limited

By:
Name:
Title:

[Signature Page to International Underwriting Agreement]

Accepted as of the date first written above.

For and on behalf of

China International Capital Corporation Hong Kong Securities Limited

By:
Name:
Title:

[Signature Page to International Underwriting Agreement]

Accepted as of the date first written above.

as attorney for and on behalf of each of the other International Underwriters

China International Capital Corporation Hong Kong Securities Limited

By:
Name:
Title:

[Signature Page to International Underwriting Agreement]

SCHEDULE I-A

THE UNDERWRITERS AND TOTAL UNDERWRITING COMMITMENT

Underwriter	Total Number of Firm Shares and Hong Kong Offer Shares to be Purchased	Percentage
Citigroup Global Markets Asia Limited / Citigroup Global Markets Limited	[●]	[●	]%
China International Capital Corporation Hong Kong Securities Limited	[●]	[●	]%
CCB International Capital Limited	[●]	[●	]%
Futu Securities International (Hong Kong) Limited	[●]	[●	]%
Tiger Brokers (HK) Global Limited	[●]	[●	]%
Livermore Holdings Limited	[●]	[●	]%
Total	[5,540,000]	100.0%

SCHEDULE I-B

COMMITMENT OF INTERNATIONAL UNDERWRITERS

Underwriter	Firm Shares to be Purchased	Percentage
Citigroup Global Markets Limited	[●]	[●	]%
China International Capital Corporation Hong Kong Securities Limited	[●]	[●	]%
CCB International Capital Limited	[●]	[●	]%
Futu Securities International (Hong Kong) Limited	[●]	[●	]%
Tiger Brokers (HK) Global Limited	[●]	[●	]%
Livermore Holdings Limited	[●]	[●	]%
Total	[4,980,000]	100.0%

SCHEDULE II

(1)	General Use Free Writing Prospectus(es) (included in the General Disclosure Package)

a.	[Not applicable]

(2)	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

a.	The initial price to the public of the Offer Shares

b.	[●]

SCHEDULE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents, warrants and undertakes to the Joint Representatives, the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters and each of them as follows:

(a)                An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act on Form F-3 (File No. 333-268425) in respect of the registration of the ordinary shares of the Company, including the Offer Shares and the Borrowed Shares has been filed with SEC not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing with the SEC;

(b)                No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge, threatened by SEC, no notice of objection of SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and the Offer Shares have been duly registered under the Securities Act pursuant to the Registration Statement;

(c)                The Company is not an “ineligible issuer” as defined in Rule 405 under the Securities Act in connection with the offering of the Offer Shares; the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that SEC objects to the use of the Registration Statement as an automatic shelf registration statement;

(d)                (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by SEC, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of SEC thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)                The General Disclosure Package, and any Testing-the-Waters Communication, when considered together with the General Disclosure Package, as of the Applicable Time did not, and as of each Time of Delivery (as defined in this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, each “roadshow” as defined in Rule 433(h) under the Securities Act (a “roadshow”) does not conflict with the material information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus, and each Written Testing-the-Waters Communication, taken together with the General Disclosure Package as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time following issuance of an Issuer Free Writing Prospectus or any Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus or any Testing-the-Waters Communication conflicted or would conflict with the information then contained in the Registration Statement, or as a result of which such Issuer Free Writing Prospectus or any Testing-the-Waters Communication, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Joint Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus or any Testing-the-Waters Communication to eliminate or correct such conflict, untrue statement or omission; provided, however, that this undertaking shall not apply to any statements or omissions contained in any Issuer Free Writing Prospectus or any Testing-the-Waters Communication made in reliance upon and in conformity with the International Underwriter Information.

(f)                 The Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus and the filing of the relevant documents with SEC have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

(g)                The Company (including, without limitation, its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to any offering material in connection with the offering and sale of the Offer Shares and will not, without the prior written consent of the Joint Representatives, prepare, make, use, authorize, approve or refer to any offering material, other than the Pricing Prospectus and any Issuer Free Writing Prospectus to which the Joint Representatives have consented in accordance with this Agreement;

(h)                The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of SEC thereunder;

(i)                 The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, to the requirements of the Securities Act and the rules and regulations of SEC thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(j)                 Neither the Company nor any other member of the Group has, since the date of the latest audited financial statements, (i) sustained any material loss or interference with its business from fire, explosion, flood, pandemic or other calamity, whether or not covered by insurance, or from any labor dispute, court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and other members of the Group taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and other members of the Group taken as a whole, in each case otherwise than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Registration Statement, the General Disclosure Package and the Prospectus) or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Registration Statement, the General Disclosure Package and the Prospectus) or long term debt of the Company or any other member of the Group or (y) any Material Adverse Effect (as defined below); as used in this Schedule, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and other members of the Group, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents, including the issuance and sale of the Offer Shares, or to consummate the transactions contemplated in this Agreement;

(k)                The Company and other members of the Group have good, valid and marketable title to all properties and assets owned by them, which are material to the business of the Company and other members of the Group, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and other members of the Group; any real property and buildings held under lease by the Company and other members of the Group are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and other members of the Group; and none of the Company or any other member of the Group has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any other member of the Group under any of the leases mentioned above, or affecting or questioning the rights of the Company or any other member of the Group to the continued possession of the leased or subleased premises under any such lease;

(l)                  Each of the Company and other members of the Group has been (i) duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; the Company has been duly registered as a non-Hong Kong company under Part 16 of the then in force Companies Ordinance (Chapter 622 of the Laws of Hong Kong); and each of the business licenses and articles of association of each of the other members of the Group formed under the laws and regulations of the PRC is in full force and effect under, and in compliance with, PRC law;

(m)               The Company has an authorized share capital as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and all of the issued and outstanding shares in the share capital of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Shares contained in the Registration Statement, the General Disclosure Package and the Prospectus; all of the issued shares in the share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid (if they have been due and payable pursuant to their respective articles of association) and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Registration Statement, the General Disclosure Package and the Prospectus; all of the equity interests in the consolidated variable interest entities have been duly and validly authorized and issued, are fully paid (if they have been due and payable pursuant to their respective articles of association) and non-assessable in accordance with the laws of the PRC and free and clear of all liens, encumbrances, equities or claims except for such liens or encumbrances described in the Registration Statement, the General Disclosure Package and the Prospectus; the Offer Shares to be issued and sold by the Company to the Underwriters have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, free of any restriction upon the holding, voting or transfer thereof and will conform to the description of the Shares contained in the Registration Statement, the General Disclosure Package and the Prospectus; and no person has exercised any preemptive or similar rights in connection with the issuance of the Offer Shares;

(n)                Each of the Company’s direct and indirect subsidiaries and the entity through which the Company conducts its operations in the PRC by way of contractual arrangements shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities”. The description of the corporate structure of the Company and the various contracts among the Controlled Entities and the shareholders of the Controlled Entities, as the case may be (each a “Corporate Structure Contract” and collectively the “Corporate Structure Contracts”), as set forth in the Hong Kong Prospectus, the Registration Statement, the General Disclosure Package and the Prospectus, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect; there is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with other members of the Group taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; no material relationships or material transactions, direct or indirect, exist between any of the Company or other member of the Group on the one hand and their respective 10% or greater shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Registration Statement, the General Disclosure Package and the Prospectus;

(o)                Each Corporate Structure Contract has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any Corporate Structure Contract by the parties thereto, except as already obtained or disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the corporate structure of the Company complies with all applicable PRC laws and regulations, and the Corporate Structure Contracts do not violate, breach, contravene or otherwise conflict with any applicable PRC laws. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Controlled Entities or shareholders of the Controlled Entities in any jurisdiction challenging the validity of any of the Corporate Structure Contracts, and to the best knowledge of the Company after due inquiry, no such proceeding, inquiry or investigation is threatened in any jurisdiction;

(p)                Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the execution, delivery and performance of each Corporate Structure Contract by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Controlled Entities pursuant to (i) the constitutive or organizational documents of the Company or any of the Controlled Entities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Controlled Entities or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties of the Company or any of the Controlled Entities is subject, except, in the case of the foregoing clause (iii), for such breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect; each Corporate Structure Contract is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure Contract; none of the parties to any of the Corporate Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Corporate Structure Contracts, and no such termination or non-renewal has been threatened by any of the parties thereto;

(q)                The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Controlled Entities, through its rights to authorize the shareholders of the Controlled Entities to exercise their respective voting rights;

(r)                 Neither the Company nor any of the Controlled Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and which is not so described;

(s)                 Neither the Company nor any of the Controlled Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Controlled Entities, or to the best knowledge of the Company after due inquiry, by any other party to any such contract or agreement;

(t)                 Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase, or instruments convertible into or exchangeable for, any equity interest in the Company or other members of the Group, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares in the share capital of the Company, other members of the Group, any such convertible or exchangeable securities or any such rights, warrants or options;

(u)                Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

(v)                The issue and sale of the Offer Shares and the execution, delivery and performance of this Agreement, the Hong Kong Underwriting Agreement / and the Operative Documents by the Company, the issuance and sale of the Offer Shares hereunder by the Company, the delivery of the Borrowed Shares by Splendid Tiger Limited (the “Lender”) pursuant to a stock borrowing agreement (the “Stock Borrowing Agreement”), and the consummation of the transactions contemplated in this Agreement, the Hong Kong Underwriting Agreement, the Operative Documents, the Stock Borrowing Agreement, the Hong Kong Prospectus, the Registration Statement, the General Disclosure Package and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any other member of the Group is a party or by which the Company or any other member of the Group is bound or to which any of the property or assets of the Company or any other member of the Group is subject, except for such conflicts, breaches or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) the certificate of incorporation, memorandum and articles of association or by-laws (or other applicable constitutional or organizational document) of the Company or any other member of the Group, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any other member of the Group or any of their properties;

(w)              The 830,000 Shares available for loan by the Lender (the “Borrowed Shares”) in accordance with the terms of the Stock Borrowing Agreement have been duly authorized and validly issued, are fully paid and non-assessable and will be delivered by Splendid Tiger Limited in accordance with the terms of the Stock Borrowing Agreement;

(x)                 Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained or made by the Company or the Lender for the consummation of the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents for the issuing, offering and sale of the Offer Shares, the deposit of the Offer Shares with the HKSCC or the delivery of the Borrowed Shares, except such as have been obtained under the Securities Act and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of the Offer Shares by the Underwriters and such final approval from the SEHK for the listing of and permission to deal in the Offer Shares on the Main Board of the SEHK;

(y)                The certificate of incorporation, memorandum and articles of association, by-laws or other constitutional or organizational documents, as applicable, of each of the Company and other members of the Group comply with the requirements of applicable law in its respective jurisdiction of incorporation and are in full force and effect; and expect as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and subject to the waivers granted by the SEHK, the constitutional and organizational documents of the Company comply with the laws of Hong Kong (including, without limitation, the applicable Listing Rules) in all material respects;

(z)                 Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any other member of the Group is (A) in violation of any applicable laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, the Cayman Islands, Hong Kong or any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body of any stock exchange authorities in the PRC, the Cayman Islands, Hong Kong or any other jurisdiction where it was incorporated or operates, (C) in violation of its constitutive or organizational documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except such violations or defaults under clauses (A), (B) or (D) above that would not, individually or in the aggregate, result in a Material Adverse Change;

(aa)              The application of the net proceeds from the offer and sale of the Offer Shares, as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not contravene any provision of any current and applicable laws or the current constituent documents of the Company or any other member of the Group or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any other member of the Group or any governmental authorization applicable to any of the Company or any other member of the Group;

(bb)              Any third-party statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consents to the use of such data from such sources to the extent required;

(cc)               Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings or arbitration pending to which the Company or any other member of the Group or any officer or director of the Company is a party or of which any property or assets of the Company or any other member of the Group or, to the Company’s best knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any other member of the Group (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s best knowledge, no such proceedings are contemplated by governmental authorities or threatened by others;

(dd)              Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and other members of the Group have conducted and are conducting their respective businesses and operations in compliance with all Laws applicable thereto and have obtained or made and hold, and are in compliance with the terms of, all Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over, any member of the Group or any of its properties or assets, or otherwise from or with any other persons, required in order to own, lease, license and use its properties and assets and conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted by them in all material respects, and have not received any notice of proceedings relating to the revocation or modification of any Approvals and Filings that, if determined adversely to the Company or any other member of the Group, would individually or in the aggregate, result in a Material Adverse Effect; all such Approvals and Filings contain no conditions precedent that have not been fulfilled or performed or other materially burdensome restrictions or conditions not described in the Registration Statement, the General Disclosure Package and the Prospectus; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all such Approvals and Filings are valid and in full force and effect in material respects, and none of the Company or other members of the Group is in violation of, or in default under, or has received notice of any action, suit, proceeding, investigation or inquiry relating to revocation, suspension or modification of, or has any reason to believe that any relevant governmental authority is considering revoking, suspending or modifying, any such Approvals and Filings, except such violations, defaults, revocation, suspension or modification would not, individually or in the aggregate, result in a Material Adverse Change; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no facts or circumstances existing or that have in the past existed which may lead to the revocation, rescission, avoidance, repudiation, withdrawal, non-renewal or change, in whole or in part, of any of the existing Approvals and Filings, or any requirements for additional Approvals and Filings which could prevent, restrict or hinder the operations of any member of the Group in material respects or cause any member of the Group to incur additional material expenditures; and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no governmental authorities, in its inspection, examination or audit of any member of the Group have reported findings or imposed penalties that would have, individually or in the aggregate, a Material Adverse Effect;

(ee)              Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and other members of the Group own, possess, license or have other rights to use or can acquire on reasonable terms sufficient trademarks, service marks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted by them, and the loss or expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or other members of the Group; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute or result in any of the foregoing, by the Company or other members of the Group or third parties of any of the Intellectual Property Rights of the Company or other members of the Group; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any other member of the Group’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any other member of the Group infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) to the best knowledge of the Company, none of the Intellectual Property Rights used by the Company or other members of the Group in their businesses has been obtained or is being used by the Company or other members of the Group in violation of any contractual obligation binding on the Company or any other member of the Group in violation of the rights of any persons, except in each case covered by clauses (i) through (vi) above such as would not, if determined adversely to the Company or other members of the Group, individually or in the aggregate, result in a Material Adverse Change

(ff)                Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (a) each of the Company and other members of the Group has complied with all applicable and currently effective data protection and cybersecurity laws and privacy laws, regulations, internal and external policies, and contractual requirements, guidelines and industry standards in the jurisdiction where it was incorporated and in every jurisdiction where it operates in all material respects; (b) none of the Company nor any other members of the Group is currently classified as a critical information infrastructure operator in PRC under the Cybersecurity Law of the PRC (the “Cybersecurity Law”); (c) neither of the Company nor any other members of the Group has received any notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant data protection or cybersecurity Governmental Authority alleging any breach or non-compliance by it of the applicable data protection or cybersecurity laws, guidelines or industry standards or prohibiting the transfer of data to a place outside the relevant jurisdiction hat would have a Material Adverse Effect; (d) none of the Company nor any other members of the Group been involved in any material investigations on cybersecurity review by the relevant regulatory authorities or had received any i material warning or sanctions in such respect;;

(gg)              Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases of the Company and other members of the Group (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and other members of the Group as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and other members of the Group have implemented and maintained reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data in all material respects (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that would not reasonably be expected to have a Material Adverse Effect or that have been remedied without material cost or liability or the duty to notify any other person. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and other members of the Group are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to cybersecurity, the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(hh)             (A) No labor dispute with the employees of the Company or any other member of the Group exists or, to the best knowledge of the Company after due and careful inquiry, is imminent that could have a Material Adverse Effect, and (B) there have been and are no violations of any applicable labor and employment law in the relevant jurisdictions by the Company or any other member of the Group or, to the best of the Company’s knowledge after due inquiry, by any of the principal suppliers or contractors of the Company or any other member of the Group, except for matters which would not, individually or in the aggregate, result in Material Adverse Change;

(ii)                 Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any other member of the Group has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any other member of the Group, or to any other person except for matters which would not, individually or in the aggregate, result in any Material Adverse Effect;

(jj)                 All returns, reports or filings which ought to have been made by or in respect of the Company and other members of the Group for taxation purposes as required by the law of the jurisdictions in which the Company and other members of the Group are incorporated, managed or engage in business have been made and all such returns, reports or filings are correct and on a proper basis in all material respects, except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect; no such returns, reports or filings are the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings; the provisions included in the audited consolidated financial statements as set out in the Registration Statement, the General Disclosure Package and the Prospectus included appropriate provisions required under U.S. generally accepted accounting principles (“GAAP”) for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any other member of the Group has received notice of any material tax deficiency with respect to the Company or any other member of the Group that would be reasonably expected to give rise to a liability in excess of any reserves established; the Company and each of the other members of the Group have paid all taxes (including any assessments, fines or penalties) required to be paid by them and have no knowledge of any tax deficiency which might be assessed against them, except as would not have a Material Adverse Effect;

(kk)               The Company and other members of the Group have in place all the mandatory insurance policies required by applicable PRC laws and regulations as the Company deems customary for the businesses in which they are engaged; all such insurance insuring the Company or any other member of the Group is in full force and effect; the Company and other members of the Group are in compliance with the terms of all such insurance in all material respects; neither the Company nor any other member of the Group has been refused any material insurance coverage sought or applied for; and neither the Company nor any other member of the Group has any reason to believe that it will not be able to renew any such insurance as and when such insurance expires or to obtain similar insurance as may be necessary to continue its business;

(ll)                 The Company is not and, after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended;

(mm)             The Reporting Accountants, who have (i) certified certain financial statements of the Company and other members of the Group, and (ii) audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Securities Act and the rules and regulations of the SEC thereunder;

(nn)               The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(oo)               The Company has not received any notice, oral or written, from the Public Company Accounting Oversight Board stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that SEC or the Public Company Accounting Oversight Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; since the date of the latest audited financial statements, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(pp)               The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act;

(qq)              The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and other members of the Group is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(rr)                 Solely to the extent that the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by SEC and Nasdaq thereunder have been and are applicable to the Company, there is and has been no failure on the part of the Company to comply in all respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by SEC and Nasdaq thereunder;

(ss)               The Company has established, maintained and evaluated, or by the Listing Date shall have established, effective disclosure and corporate governance controls and procedures to ensure that the Company and its board of directors comply in a timely manner with the requirements of the Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) and any other applicable law relating to disclosure of information and reporting obligations;

(tt)                Neither the Company, any other member of the Group, any director or officer thereof, nor, to the best knowledge of the Company, any employee, agent, affiliate or other person acting for or on behalf of the Company or of any other member of the Group has, directly or indirectly, made, offered, promised or authorized (i) any contribution, payment, gift of funds or property, or anything of value to any public official (as defined below), in the United States, the PRC, Hong Kong or any other jurisdiction, where either the payment or the purpose of such contribution, payment, gift or thing of value was, is, or would be made, offered, promised or authorized to influence official action or to obtain or retain any undue commercial advantage for the Company or any other member of the Group, or prohibited under any applicable law of the United States, the PRC, Hong Kong or any other jurisdiction, or (ii) any bribe, rebate, payoff, influence payment, kickback or other corrupt or unlawful payment in any jurisdiction in connection with the business activities of the Company or any other member of the Group, as applicable; without prejudice to the foregoing, neither the Company, any other member of the Group, any director or officer of the Company or of any other member of the Group, nor, to the best knowledge of the Company, any employee, any agent, affiliate or other person acting for or on behalf of the Company or any other members of the Group, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any relevant anti-bribery or anti-corruption laws or the rules or regulations thereunder, including, but not limited to, the Foreign Corrupt Practices Act of 1977 and the United Kingdom Bribery Act 2010, each as may be amended; and the Company and other members of the Group have instituted, maintained and enforced policies and procedures designed to ensure continued compliance therewith; and no part of the proceeds of the offering of the Offer Shares will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder (as used herein, “public official” includes any official, agent, officer, employee or representative of, or any person acting in an official capacity on behalf of, any of the following parties: a national, supranational, regional or local authority, an agency, department or instrumentality of a government, a judicial body, a public international organization, a political party, a body that exercises regulatory authority over any one of the Underwriters, or an entity or enterprise with any level of government or state ownership or control by any one of the foregoing parties; and also includes any candidate for public office or for any political party position and any member of any royal or ruling family; the definition of “public official” further includes immediate family members and close associates of all parties mentioned above);

(uu)               The operations of the Company and other members of the Group are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting and anti-money laundering laws, including, but not limited to, the Currency and Foreign Transactions Reporting Act of 1970, , as amended, the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong), the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), and the anti-money laundering laws of the various jurisdictions in which the Company and other members of the Group conduct business, the rules and regulations promulgated thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any relevant governmental agency (collectively, the “Money Laundering Laws”), and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any other member of the Group with respect to the Money Laundering Laws and Sanctions (as defined below) is pending or, to the best knowledge of the Company, threatened against the Company after due and careful inquiry;

(vv)               Except as disclosed on the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company, any other member of the Group, any director or officer thereof, nor, to the best knowledge of the Company, any employee, agent, controlled affiliate or other person acting for or on behalf of the Company or any other member of the Group, is a person that is, or is owned 50% or more or controlled by a person that: (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and the U.S. Department of Commerce (and including, without limitation, the persons designated as a “specially designated national”, “blocked person”, or “foreign sanctions evader”), the European Union, Switzerland, His Majesty’s Treasury, the Hong Kong Monetary Authority, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) is or have been located, organized or resident in or otherwise affiliated with a country or territory that is the subject or target of Sanctions, and (iii) will not directly or indirectly use the proceeds of the offering of the Offer Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, consolidated variable interest entities, joint venture partner or other person or entity (a) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (b) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company, nor any other member of the Group, has engaged in any dealings or transactions, directly or indirectly. with or for the benefit of a person subject to or target of Sanctions, or is or was owned 50% or more or controlled by any such person, or with, in or relating to a country or territory subject to or target of Sanctions, nor does the Company, or any other member of the Group, have any plans to engage in dealings or transactions, directly or indirectly. with or for the benefit of such persons, or with or in such country or territory;

(ww)             The Company will not directly or indirectly use the proceeds of the offering of the Offer Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Offer Shares contemplated hereby that is inconsistent with any of the Company’s representations and obligations in this clause or in the Registration Statement, the General Disclosure Package and the Prospectus;

(xx)                (A) The Company and other members of the Group and their respective assets and operations are in compliance with, and the Company and each of the other members of the Group have obtained or made and hold and are in compliance with all approvals required under, any and all applicable Environmental Laws (as defined below) in each case, in all material respects; (B) there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company and other members of the Group, taken as a whole, under, or to interfere with or prevent compliance by each of the Company and other members of the Group with, Environmental Laws; (C) none of the Company or other members of the Group is the subject of any investigation, or has received any notice or claim, or is a party to or affected by any pending or threatened action, suit, proceeding or claim, or is bound by any judgment, decree or order, or has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or clean-up at any location of any Hazardous Materials (as defined below), which would, individually or in the aggregate, result in a Material Adverse Effect (as used herein, “Environmental Laws” means any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to health, safety, the environment (including, without limitation, the protection, cleanup or restoration thereof), natural resources or Hazardous Materials (including, without limitation, the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials), and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(yy)              Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Shares to the shareholders of the Company are not subject to, and may be paid free and clear of and without deduction for or on account of, any withholding or other Taxes imposed, assessed or levied by or under the Laws of Hong Kong, the Cayman Islands, the PRC or the United States or any taxing or other Authority thereof or therein.

(zz)                None of the Company’s subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all dividends declared by a subsidiary in the PRC may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in United States dollars without the necessity of obtaining any governmental authorization in the PRC, subject to the successful completion of PRC formalities required by applicable PRC laws and regulations for such remittance; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no taxes or tax related deductions in the PRC other than PRC withholding enterprise income tax are applicable on the transfer;

(aaa)             Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and other members of the Group has taken all necessary steps to comply in all material respects with, and to ensure compliance by all of the Company’s direct or indirect shareholders who are, or to the Company’s best knowledge, are directly or indirectly owned or controlled by, PRC residents or PRC citizens, with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”). The Company has urged its current shareholders and beneficial owners of the Company who are, to the Company’s best knowledge, PRC residents or PRC citizens, to comply in all material respects with all registration and other procedures required under applicable SAFE Rules and Regulations for his/her ownership interest in the Company.

(bbb)            Each of this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents has been duly authorized, executed and delivered by the Company and, when validly authorized, executed and delivered by the other parties hereto and thereto, constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms;

(ccc)             The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, give a true and fair view of the consolidated financial position of the Group at the dates indicated and the consolidated statements of operations, changes in equity and cash flows of the Group for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, and are not affected by any exceptional items or other unusual or non-recurring items that are not disclosed therein, and make full provision for all actual liabilities and appropriation provision for all material contingent or deferred liabilities of the Group, and proper and adequate provision for all Tax liabilities (including deferred Tax). The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data, the unaudited financial results, and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material aspects with the applicable requirements of the Securities Act and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the Hong Kong Prospectus, the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of SEC) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable; the statements relating to the Group’s working capital, liquidity and capital resources contained in the Registration Statement, the General Disclosure Package and the Prospectus in the section headed “Financial Information” are complete, true and accurate in all material respects and not misleading.

(ddd)            The unaudited pro forma financial information and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the applicable requirements of the Listing Rules and the assumptions underlying such pro forma condensed financial information are reasonable and are set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The pro forma adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus.

(eee)             All information disclosed or made available (or which is required to have been disclosed or made available, including, without limitation, as necessary or relevant to the performance by the Joint Sponsors of their obligations as sponsor under the Listing Rules) in writing or orally from time to time by or on behalf of the Company or any other member of the Group or any director, officer, employee or agent of the Company or any other member of the Group to the SEHK, the SFC, SEC or the Underwriters for the purposes of the Global Offering and/or the listing of the Offer Shares on the SEHK (including, without limitation, for the purposes of replying to queries raised by the SEHK or the SFC or SEC) was so disclosed or made available in full and in good faith and was, and remains, complete, true and accurate in all material respects and not misleading in any material respects, and there is no other information which has not been provided the result of which would reasonably be expected to make the information so received misleading in any material respects;

(fff)               All statements or expressions of opinion or intention or forecasts or estimates (including, without limitation, the statements regarding the sufficiency of working capital, future plans, use of proceeds, significant accounting policies, indebtedness, prospects, dividends, material contracts and litigation) disclosed during the course of the Global Offering remain accurately, fairly and honestly made after due and proper consideration and on reasonable grounds and, where appropriate, based on reasonable grounds and assumptions, and such grounds or assumptions remain truly and honestly held by the Company and its directors and there are no other facts known or which could, upon due and careful inquiry, have been known to the Company or its directors the omission of which would make any such statement or expression misleading in any respect;

(ggg)            Any certificate signed by any officer or director of the Company and delivered to the Underwriters, counsel for the Underwriters as required or contemplated by this Agreement or the Hong Kong Underwriting Agreement, as applicable, shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter;

(hhh)            There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Global Offering;

(iii)                 Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, and save for any Trading Fee, SFC Transaction Levy, AFRC Transaction Levy and stamp duty payable in connection with on-market purchases of Shares conducted by the Stabilizing Manager and any subsequent transfer of such shares to the lender thereof, no transaction tax, issue tax, stamp duty, capital, documentary, registration, or other issuance or transfer tax or duty or any withholding tax is or will be payable by or on behalf of or on payments to the International Underwriters, or otherwise imposed on any payments made to the International Underwriters, acting in their capacity as International Underwriters, in connection with (i) the issuance of the Hong Kong Offer Shares to the Underwriters by the Company; (ii) the sale and delivery by the Underwriters of the Hong Kong Offer Shares to the initial purchasers thereof; (iii) the execution, delivery or performance of this Agreement, the Hong Kong Underwriting Agreement, the Stock Borrowing Agreement or the consummation of the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement or the Stock Borrowing Agreement; (iv) any subsequent transfer of, or agreement to transfer, the Offer Shares through the facilities of the HKSCC (including such transfers to purchasers procured by the Underwriters); or (v) deposit of the Offer Shares with the HKSCC, provided that Cayman Islands stamp duty may be payable if the original of this Agreement is brought to or executed in the Cayman Islands;

(jjj)                 Approval in principle has been obtained from the Listing Committee for the listing of, and permission to deal in, the Offer Shares on the Main Board of the SEHK and there is no reason to believe that such approval may be revoked, suspended or modified;

(kkk)             (A) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications;

(lll)                 Save for the appointment of the Stabilizing Manager of the Global Offering as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company and any other member of the Group, or any of their respective directors, officers, employees, agents, affiliates or controlling persons, (A) has taken, directly or indirectly, any action which was designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offer Shares or a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or (B) has taken, directly or indirectly, any action which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise;

(mmm)          Under the Laws of Hong Kong, PRC, the U.S. and Cayman Islands, neither the Company nor any other member of the Group, nor any of the properties, assets or revenues of the Company or any other member of the Group is entitled to any right of immunity on the grounds of sovereignty or crown status or otherwise from any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment to or in aid of execution of judgment or arbitral awards, or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgment or arbitral awards; and

(nnn)            Neither the Company nor any other member of the Group has entered into any contractual arrangement relating to the offer, sale, distribution or delivery of any Offer Shares other than this Agreement and the Hong Kong Underwriting Agreement.

SCHEDULE IV

List of Lock-Up Parties

Directors

1.	Hongyi Zhou
2.	Haisheng Wu
3.	Alex Zuoli Xu
4.	Eric Xiaohuan Chen
5.	Dan Zhao
6.	Jiao Jiao
7.	Gang Xiao
8.	Yongjin Fu
9.	Andrew Y Yan

Senior Management

10.	Zhiqiang He
11.	Yan Zheng

Exhibit A

OFFICER’S CERTIFICATE OF THE COMPANY

__________, 2022

I, [●], Chief Executive Officer and a Director of 360 DigiTech, Inc., a company incorporated in the Cayman Islands with limited liability (the “Company”), pursuant to Section 7 of the International Underwriting Agreement, dated [●], 2022 (the “International Underwriting Agreement”), between, among others, the Company, Citigroup Global Markets Asia Limited and China International Capital Corporation Hong Kong Securities Limited, on behalf of themselves and the several International Underwriters named therein, and pursuant to Schedule 3 – Part B of the Hong Kong Underwriting Agreement, dated [●], 2022 (the “Hong Kong Underwriting Agreement”), between, among others, the Company, Citigroup Global Markets Asia Limited and China International Capital Corporation Hong Kong Securities Limited, on behalf of themselves and the several Hong Kong Underwriters named therein, hereby certify that, to the best of my knowledge, after due and careful inquiry:

1.	The representations and warranties of the Company in the International Underwriting Agreement and the Hong Kong Underwriting Agreement are true and accurate and not misleading as of the date hereof as though made on and as of this date.

2.	The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the International Underwriting Agreement and the Hong Kong Underwriting Agreement at or prior to the date thereof.

3.	No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the SEC and no notice of objection by the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall has been received. No stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus has been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC has been complied with.

4.	There has been no development or event having a Material Adverse Effect, or any development or event involving a prospective change that is reasonably likely to have a Material Adverse Effect except as set forth in the General Disclosure Package and the Prospectus.

Capitalized terms used herein that are not otherwise defined have the same meanings as defined in the International Underwriting Agreement or the Hong Kong Underwriting Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned have hereunto executed this certificate on the date first written above.

By:
	Name:	Haisheng Wu (吳海生)
	Title:	Chief Executive Officer

[Signature page to Officer’s Certificate of The Company]

Exhibit B

Officer’s Certificate re Non-comforted Data

__________, 2022

I, [●], Chief Financial Officer of 360 DigiTech, Inc., a company incorporated in the Cayman Islands with limited liability (the “Company”), pursuant to Section 7 of the International Underwriting Agreement, dated [●], 2022 (the “International Underwriting Agreement”), between, among others, the Company, Citigroup Global Markets Asia Limited and China International Capital Corporation Hong Kong Securities Limited, on behalf of themselves and the several International Underwriters named therein, hereby certify that, to the best of our knowledge, after due and careful inquiry:

1.	I am familiar with the accounting, operations, records systems and internal controls of the Group.

2.	I have participated in the preparation of the Hong Kong Prospectus, the Registration Statement, the Pricing Prospectus and the Prospectus. In connection with such participation, I have reviewed the disclosure in the Hong Kong Prospectus, the Registration Statement, the Pricing Prospectus and the Prospectus and have discussed such disclosure with other members of the senior management of the Company, the counsels to the Company, the Joint Global Coordinators, the counsels to the Underwriters and Deloitte Touche Tohmatsu, as independent reporting accountants to the Company.

3.	In particular, I have reviewed the financial and operating data and other information that has been identified on the copies of the Hong Kong Prospectus, the Pricing Prospectus and the Prospectus attached hereto as exhibits to this certificate (the “Group Information”).

4.	Where the Group Information is derived from the Company’s accounting and other records, I confirm that the Group Information has been correctly extracted from such records and has been accurately reproduced in the Hong Kong Prospectus, the Pricing Prospectus and the Prospectus.

5.	I confirm that all of the Group Information is true, accurate and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the dates of such Group Information stated therein.

Capitalized terms used herein that are not otherwise defined shall have the same meanings as defined in the International Underwriting Agreement or the Hong Kong Underwriting Agreement.

[Signature pages to follow]

IN WITNESS WHEREOF, the undersigned have hereunto executed this certificate on the date first written above.

By:
	Name:	Alex Zuoli Xu (徐祚立)
	Title:	Chief Financial Officer

[Signature page to Officer’s Certificate re Non-Comforted Data]

Exhibit C

OFFICER’S CERTIFICATE

__________, 2022

I, [●], the Chief Financial Officer of 360 DigiTech, Inc., a company incorporated in the Cayman Islands with limited liability (the “Company”), hereby certify that:

1.	Attached hereto as Appendix A is a true, accurate and complete copy of the amended and restated certificate of incroporation and bylaws of the Company, which are in full force and effect at all times since the date of adoption (as so amended) to and including the date hereof.

2.	Attached hereto as Appendix B are true, accurate and complete copies of resolutions duly adopted by the board of directors of the Company or a committee thereof at meetings duly called and held on [●], 2022 at each of which a quorum was present and acting throughout; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Company’s board of directors or any committee thereof relating to the Global Offering.

3.	The International Underwriting Agreement and the Hong Kong Underwriting Agreement, as executed and delivered on behalf of the Company, are each in the form or substantially the form approved by the board of directors of the Company at its meeting held on [●], 2022.

4.	Except as has been previously approved by the Jopint Sponsors and the Joint Representatives, there have not been any written communications, or any memoranda relating to conversations, between the Company, its directors, officers and employees or, to the best of its knowledge after due and careful inquiry, its accountants, counsel or representatives (excluding, for the avoidance of doubt, the Joint Sponsors to the Company’s application for the listing of the Shares on the SEHK) on the one hand and the SEC, the SEHK, the SFC or any applicable governmental authority, or their respective staff, on the other hand, relating to the Global Offering and/or the listing of the Shares on the SEHK.

5.	Each person who, as a director or officer of the Company or attorney-in-fact of such director or officer, signed the International Underwriting Agreement and the Hong Kong Underwriting Agreement and any other document delivered prior to or on the date hereof in connection with the Global Offering was at the respective times of such signing and delivery and is now duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

Capitalized terms used herein that are not otherwise defined have the same meanings as defined in International Underwriting Agreement or the Hong Kong Underwriting Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned have hereunto executed this certificate on the date first written above.

By:
Name: Alex Zuoli Xu (徐祚立)
Title: Chief Financial Officer

 [Signature page to Officer’s Certificate]

Exhibit D

OVER-ALLOTMENT OPTION EXERCISE NOTICE

__________, 2022

To:	360 DigiTech, Inc.
(the “Company”)

Dear Sirs,

Reference is made to the International Underwriting Agreement dated [●], 2022 (the “International Underwriting Agreement”) between, among others, the Company, Citigroup Global Markets Asia Limited and China International Capital Corporation Hong Kong Securities Limited, on behalf of themselves and the several International Underwriters listed on Schedule I to the International Underwriting Agreement (the “International Underwriters”).

Capitalized terms used and not otherwise defined herein have the meanings given to them in the International Underwriting Agreement.

On behalf of the International Underwriters, we hereby give you notice of the exercise by the International Underwriters of their right, pursuant to Section 2 of the International Underwriting Agreement, to elect to purchase __________ Optional Shares. We hereby request that delivery of the Optional Shares take place on or around _______ a.m. (Hong Kong time) on __________, 2022.

This letter shall be governed by and construed in accordance with the Laws of the State of New York.

This letter may be executed in counterparts. Each counterpart shall constitute an original of this letter but shall together constitute a single document.

We should be grateful if you would confirm your acceptance of the above by countersigning below.

[Signature pages to follow]

Very truly yours,

For itself and on behalf of each of the International Underwriters

Citigroup Global Markets Asia Limited

By:
Name:
Title:

[Signature page to Over-Allotment Option Exercise Notice]

For and on behalf of

Citigroup Global Markets Limited

By:
Name:
Title:

[Signature page to Over-Allotment Option Exercise Notice]

For itself and on behalf of each of the International Underwriters

China International Capital Corporation Hong Kong Securities Limited

By:
Name:
Title:

 [Signature page to Over-Allotment Option Exercise Notice]

For good and valuable consideration, we hereby confirm our acceptance and acknowledgement of the terms set out herein.

360 DigiTech, Inc.

By:
Name:
Title:

 [Signature page to Over-Allotment Option Exercise Notice]

Exhibit E

FORM OF LOCK-UP AGREEMENT

November 16, 2022

Citigroup Global Markets Limited

33 Canada Square

Canary Wharf

London E14 5LB

United Kingdom

China International Capital Corporation Hong Kong Securities Limited

29th Floor

One International Finance Centre

1 Harbour View Street

Central

Hong Kong

As the Representatives of the Underwriters (as defined below)

Ladies and Gentlemen:

The undersigned understands that you, as the joint representatives (the “Representatives”), propose to enter into underwriting agreements (collectively, the “Underwriting Agreements”) on behalf of the International Underwriters and the Hong Kong Underwriters (collectively, the “Underwriters”), with 360 DigiTech, Inc., an exempted company with limited liabilities incorporated under the laws of the Cayman Islands (the “Company”), providing for a global offering (the “Global Offering”) of Class A ordinary shares of the Company, par value US$0.00001 per share (the “Ordinary Shares”), pursuant to (i) a Hong Kong prospectus in connection with the public offering of Ordinary Shares in Hong Kong and (ii) a Registration Statement on Form F-3 (File No. 333-268425) filed with the U.S. Securities and Exchange Commission (the “SEC”) (collectively, the “Offering Documents”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Offering Documents.

In consideration of the agreement by the Underwriters to offer and sell the Ordinary Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives (for themselves and on behalf of the Underwriters), during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any Ordinary Shares or American Depositary Shares (“ADSs”) or securities convertible into or exchangeable or exercisable for such Ordinary Shares or ADSs, or publicly announce during the Lock-Up Period the undersigned’s intention to enter into any of the foregoing transactions, (2) enter into a transaction which is designed to or which reasonably could be expected to have the same effect, or (3) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, ADSs or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares of the Company, or any options or warrants to purchase any ADSs or Ordinary Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Ordinary Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or by someone else other than the undersigned with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC and/or the Securities and Futures Ordinance (Chapter 571 of The Laws of Hong Kong) (collectively the “Undersigned’s Securities”), whether any such aforementioned transaction is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to transactions relating to ADSs, Ordinary Shares or other securities acquired in the Global Offering or in open market transactions after the completion of the Global Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of ADSs, Ordinary Shares or other securities acquired in the Global Offering or in in such open market transactions. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Ordinary Shares or ADSs.

In addition, the undersigned agrees that, without the prior written consent of Representatives (for themselves and on behalf of the Underwriters), it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs.

The Lock-Up Period will commence on the Price Determination Date and ending on, and including, the date that is 90 days after the Price Determination Date.

Notwithstanding the foregoing, a transfer of Ordinary Shares or ADSs may be made (i) as a bona fide gift, (ii) through will or intestacy, or (iii) to an “immediate family” member or trust or entity beneficially owned and controlled by the undersigned, and for institutional shareholders, a transfer of Ordinary Shares or ADSs to a partner or member, provided, in each case, that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, any such transfer shall not involve a disposition for value, and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer. A transfer of Ordinary Shares or ADSs may also be made with the prior written consent of Representatives on behalf of the Underwriters, or in connection with the registration of the offer and sale of the Company’s Ordinary Shares as contemplated by the Underwriting Agreements and the sale of the Ordinary Shares to the Underwriters in the Global Offering. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Furthermore, the restrictions set forth in this Lock-Up Agreement will not apply to the sale or tender to the Company by the undersigned of any ADSs or Ordinary Shares acquired by the exercise of any of the undersigned’s rights to acquire any ADSs or Ordinary Shares issued pursuant to any share option or similar equity incentive or compensation plan of the Company (collectively, the “Equity Incentive Grants”) or withholding by the Company of any such ADSs or Ordinary Shares for tax withholding purposes in connection with the vesting of Equity Incentive Grants that are subject to a taxable event upon vesting, provided that in each case, such plan is disclosed in the Offering Documents. The undersigned now has and, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Securities, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company,(i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representatives will notify the Company in writing of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreements to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. For purposes of this Lock-Up Agreement, “business day” shall mean any day which is not a Saturday, Sunday, legal holiday or other day on which banking institutions in The City of New York are authorized by law or governmental regulation to close.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding towards consummation of the Global Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.

This Lock-Up Agreement and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) the Representatives (for themselves and on behalf of the Underwriters) on the one hand, or the Company, on the other hand, advising the other in writing prior to the execution of the Underwriting Agreements that they have or it has determined not to proceed with the Global Offering contemplated by the Underwriting Agreements, (ii) the Offering Documents filed with the Commission or any other relevant authority with respect to the Global Offering contemplated by the Underwriting Agreements are withdrawn, (iii) the Underwriting Agreements (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder, or (iv) the Underwriting Agreements not executed on or prior to December 31, 2022.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

By:
Name:

[Signature page to Lock-up Agreement]